UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 12, 2018

UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 960-1010
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01    Completion of Acquisition or Disposition of Assets.

This Amendment No. 1 to Current Report on Form 8-K (this “Amendment”) is being filed by Upland Software, Inc. (“Upland”) for the purpose of amending Item 9.01 “Financial Statements and Exhibits” of that certain Current Report on Form 8-K originally filed by Upland with the U.S. Securities and Exchange Commission (“SEC”) on December 13, 2018 (the “Original Form 8-K”) in connection with the completion of its acquisition of Adestra Limited, a private company limited by shares organized and existing under the laws of England and Wales, and its subsidiaries (“Adestra”). The Original Form 8-K stated that Upland would file information required by Items 9.01(a) and 9.01(b) within the required 71 calendar days after the Original Form 8-K was required to be filed. Upland determined after filing the Original Form 8-K that, with respect to the acquisition of Adestra, none of the conditions specified in the definition of significant subsidiary exceeded the requisite level such as to require the filing of financial statements. Accordingly, this Amendment is removing Upland’s intention to file financial statements under Items 9.01(a) and 9.01(b).

Item 9.01    Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The information set forth under Item 2.01, “Completion of Acquisition or Disposition of Assets,” is incorporated herein by reference.

(b)	Pro Forma Financial Statements.

The information set forth under Item 2.01, “Completion of Acquisition or Disposition of Assets,” is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ John T. McDonald
John T. McDonald Chief Executive Officer

Date: January 31, 2019